UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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NorthWestern Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2007

Notice of Annual Meeting

and

Proxy Statement

NorthWestern Corporation

d/b/a NorthWestern Energy

125 S. Dakota Ave.

Sioux Falls, SD 57104

www.northwesternenergy.com

July 9, 2007

Dear Stockholder:

You are cordially invited to attend the 2007 annual meeting of stockholders to be held at the Holiday Inn City Centre, 100 West 8th Street, Sioux Falls, South Dakota, on Wednesday, August 8, 2007, at 10:00 a.m. local time.

At the meeting, stockholders will be voting on the election of directors and the ratification of our independent registered public accounting firm for 2007. The proxy statement included with this letter provides you with information about the annual meeting and the business to be conducted.

Your vote is very important. Please consider the issues presented and vote your shares as promptly as possible by following the instructions on your proxy card. If your shares are held in an account at a brokerage firm, bank or other nominee, please follow the instructions you receive from them to vote your shares.

Thank you for your continued support of NorthWestern Corporation.

Very truly yours,

Michael J. Hanson

President and Chief Executive Officer

NorthWestern Corporation

d/b/a NorthWestern Energy

125 S. Dakota Avenue, Sioux Falls, South Dakota 57104

Notice of Annual Meeting of Stockholders

August 8, 2007

To Our Stockholders:

The 2007 annual meeting of stockholders of NorthWestern Corporation will be held on August 8, 2007, beginning at 10:00 a.m. Central Daylight Time at the Holiday Inn City Centre, 100 West 8th Street, Sioux Falls, South Dakota.

The purpose of the annual meeting is to consider and vote upon the following matters:

1.

Election of seven (7) members of our Board of Directors to hold office until the earlier of: (a) the merger with Babcock & Brown Infrastructure Limited (“BBI”) is completed; or (b) the annual meeting of stockholders in 2008 and until their successors are duly elected and qualified;

2.	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2007; and
3.	Transact any other business as may properly come before the annual meeting and any adjournment or postponement of the annual meeting.

The above business matters are described in detail in the accompanying proxy statement.

The Board of Directors recommends a vote “FOR” each of the director nominees and the ratification of the independent registered public accounting firm.

The record date for determining the stockholders entitled to receive notice of and to attend and vote at the annual meeting and any adjournments or postponements of the annual meeting is June 29, 2007. This notice and proxy statement, voting instructions, NorthWestern’s Annual Report on Form 10-K and Quarterly Report on Form 10-Q are being mailed to stockholders on or about July 9, 2007.

The annual meeting is open to stockholders and those guests invited by us. The admission ticket enclosed with this proxy statement will be required for admittance to the meeting. If you wish to attend the annual meeting and your shares are held in an account at a brokerage firm, bank or other nominee (i.e., in “street name”), you will need to bring a copy of your brokerage statement or other documentation reflecting your stock ownership as of the record date. Additional information about attendance at the annual meeting is located in the Annual Meeting Guidelines on the last page of this proxy statement.

By Order of the Board of Directors,

Thomas J. Knapp

Vice President, General Counsel and Corporate Secretary

July 9, 2007

This proxy statement contains information related to the solicitation of proxies by the Board of Directors (the “Board”) of NorthWestern Corporation (“NorthWestern,” the “Company,” “we,” “us,” or “our”) in connection with the annual meeting of stockholders to be held on Wednesday, August 8, 2007, at 10:00 a.m. Central Daylight Time at the Holiday Inn City Centre, 100 West 8th Street, Sioux Falls, South Dakota.

ABOUT THE ANNUAL MEETING

Q:	When and where is the annual meeting?
A:	The annual meeting of our stockholders will be held on Wednesday, August 8, 2007, at 10:00 a.m. Central Daylight Time at the Holiday Inn City Centre, 100 West 8th Street, Sioux Falls, South Dakota.

Q:	Will the annual meeting be webcast?

The annual meeting will be webcast (audio and slides) simultaneously with the live meeting. You may access the webcast from our Web site at http://www.northwesternenergy.com. A replay of the webcast also will be available on our Web site through September 8, 2007.

Q:	What matters will be voted on at the annual meeting?
A:	The following matters will be voted on at the annual meeting:
•	Election of seven (7) directors to serve on our Board;
•	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2007; and
•	Transaction of any other matters and business as may properly come before the annual meeting or any postponement or adjournment of the annual meeting.

Q:	What will happen to the directors if the merger is completed?
A:

If the merger is completed, each of the directors elected at the annual meeting will serve only until the merger is completed. If the merger agreement is not completed, each director elected at the annual meeting is expected to serve until the 2008 annual meeting and until their successors have been duly elected and qualified.

Q:	Who can vote and attend the annual meeting?
A:

All stockholders of record as of the close of business on June 29, 2007, are entitled to receive notice of and to attend and vote at the annual meeting, or any postponement or adjournment of the annual meeting. If you wish to attend the annual meeting and your shares are held in an account at a brokerage firm, bank or other nominee (i.e., in “street name”), you will need to bring a copy of your brokerage statement or other documentation reflecting your stock ownership as of the record date. “Street name” holders who wish to vote at the annual meeting will need to obtain a proxy authorizing them to vote at the annual meeting from the broker, bank or other nominee that holds their shares.

Q:	What is a quorum of stockholders?
A:

A quorum is necessary to hold a valid annual meeting. A quorum will be present at the annual meeting if the holders of a majority of the shares of our common stock outstanding and entitled to vote on the record date are present in person or represented by proxy. If a quorum is not present at the annual meeting, we expect that the annual meeting will be adjourned to solicit additional proxies.

Abstentions and “broker non-votes” count as present for establishing a quorum for the transaction of all business. Since there were 36,081,433 shares of common stock issued and outstanding and entitled to vote at the annual meeting as of the record date, the presence of holders of 18,040,717 shares will constitute a quorum.

Q:	What vote is required for each proposal at the annual meeting?
A:

The election of directors requires a plurality of the votes cast by the shares of common stock present in person or represented by proxy at the annual meeting. “Plurality” means that the nominees receiving the largest number of votes cast “FOR” are elected as directors up to the maximum number of directors to be chosen at the meeting. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. Stockholders do not have the right to cumulate their votes for directors. In August 2006, the Board adopted a Majority Vote Policy for the election of directors. The policy provides that, in an uncontested election, any nominee for director who receives a greater number of votes “WITHHOLD AUTHORITY” from his or her election than votes “FOR” such election (a “Majority Withheld Vote”) shall promptly tender his or her resignation following certification of the shareholder vote. The Majority Vote Policy is explained in detail on page 8.

The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2007 requires the affirmative vote of the holders of a majority in voting power of the shares of our common stock present in person or represented by proxy at the annual meeting and entitled to vote thereon.

Q:	How does our Board recommend that I vote?
A:	Our Board recommends that you vote:
•	“FOR” the election of each of the nominees for director; and
•	“FOR” ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2007.

Q:	What methods may I use to cast my vote?
A:

Voting by Proxy or in Person at the Annual Meeting. Holders of record may vote by completing, signing, dating and mailing the enclosed proxy card in the enclosed postage-paid envelope. If your shares are held in an account at a brokerage firm, bank or other nominee, please follow the instructions you receive from them to vote your shares. Submitting your vote by proxy will not affect your right to attend the annual meeting and to vote in person. If you attend the annual meeting and wish to vote in person, you will be given a ballot at the annual meeting. Please note, however, that if your shares are held in “street name” by a broker, bank or other nominee and you wish to vote at the annual meeting, you must bring to the annual meeting a proxy from the recordholder of the shares authorizing you to vote at the annual meeting.

Electronic Voting. Many stockholders who hold their shares through a broker, bank or other nominee will have the option to submit their proxy cards or voting instruction cards electronically by using the Internet or telephone. If you hold your shares through a broker, bank or other nominee, you should check your voting instruction card forwarded by your broker, bank or other nominee to see which voting options are available. Our holders of record will not have the option to vote via the Internet or telephone.

We do not expect that any other matters will be brought before the annual meeting; however, by giving your proxy, you appoint the persons named as proxies as your representatives at the annual meeting. If an issue should arise for vote at the annual meeting that is not included in the proxy material, the proxy holders will vote your shares in accordance with their best judgment.

Read and follow the instructions on your proxy or voting instruction card carefully.

Q:	How are votes counted?
A:

For the election of directors, you may vote “FOR” all of the nominees or you may “WITHHOLD AUTHORITY” for one or more of the nominees. Withheld votes will not count as votes cast for the nominee, but will count for the purpose of determining whether a quorum is present. As a result, if you withhold your vote, it has no effect on the outcome of the vote to elect directors; however, under our Majority Vote Policy, if a nominee for director receives more “WITHHOLD AUTHORITY” votes than “FOR” votes, such nominee shall immediately tender his/her resignation.

For the proposal relating to ratification of our independent registered public accounting firm, you may vote “FOR,” “AGAINST” or “ABSTAIN.” The failure to vote, either by not returning a properly executed proxy card or not voting in person at the annual meeting, will have no effect on the outcome of the voting on the ratification proposal. However, abstentions will have the same effect as voting “AGAINST” ratification of our independent registered public accounting firm.

If you sign your proxy card without indicating your vote, your shares will be voted “FOR” each of the nominees for director, “FOR” ratification of Deloitte & Touche LLP as our independent registered public accounting firm and in accordance with the recommendations of our Board on any other matters properly brought before the annual meeting for a vote.

Q:	What is a “broker non-vote”?
A:

A “broker non-vote” generally occurs when a broker, bank or other nominee holding shares in “street name” on your behalf does not vote on a proposal because the broker, bank or other nominee has not received your voting instructions and lacks discretionary power to vote the shares. Generally, brokers, banks and other nominees have the discretion to vote for directors and the ratification of the appointment of our independent registered public accounting firm, unless you instruct otherwise. “Broker non-votes” will be treated as shares that are present and entitled to vote for the purpose of determining whether a quorum exists.

Q:	Can I change my vote after I have delivered my proxy?
A:

Yes. If you are a recordholder of our common stock, you can change your vote at any time before your proxy is voted at the annual meeting by properly delivering a later-dated proxy either by mail or attending the annual meeting in person and voting. You also may revoke your proxy by delivering a notice of revocation to our corporate secretary prior to the vote at the annual meeting. If your shares are held in “street name,” you must contact your broker, bank or other nominee to revoke your proxy.

Q:	What should I do if I receive more than one set of voting materials?
A:

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please vote each proxy and voting instruction card that you receive.

Q:	Who pays for the solicitation of proxies?
A:

NorthWestern will pay the cost of the solicitation, which will be made primarily by mail. Proxies also may be solicited in person, by telephone, facsimile or similar means, by our directors, officers or employees without additional compensation.

We will, on request, reimburse stockholders who are brokers, banks or other nominees for their reasonable expenses in sending proxy materials and annual reports to the beneficial owners of the shares they hold of record.

PROPOSAL 1

ELECTION OF DIRECTORS

In accordance with our current certificate of incorporation and our current bylaws, all members of our Board are elected annually, to serve until the next annual meeting of stockholders. Our bylaws currently authorize a Board consisting of not fewer than five nor more than eleven persons. Our Board has determined that, with the exception of Michael J. Hanson, all of the director nominees are independent as defined by the NASDAQ Marketplace Rules.

The nominees for election to the seven positions on our Board, selected by our Governance Committee of the Board and proposed by our Board to be voted upon at the annual meeting, are

Stephen P. Adik, E. Linn Draper, Jr., Jon S. Fossel, Michael J. Hanson, Julia L. Johnson, Philip L. Maslowe and D. Louis Peoples.

Unless authority to vote for the election of directors has been specifically withheld, the persons named in the accompanying proxy intend to vote “FOR” the election of director nominees Adik, Draper, Fossel, Hanson, Johnson, Maslowe and Peoples to hold office as directors until the next annual meeting of stockholders in 2008 and until their successors are elected and qualified. If the merger is completed, each of our directors will no longer be directors of the surviving corporation in the merger. The current directors, including those elected at the annual meeting, will serve only until the merger is completed. If the merger agreement is not completed, each of our directors is expected to serve a one-year term as described above. All nominees have advised the Board that they are able and willing to serve as directors.

If any nominee becomes unavailable for any reason (which is not anticipated), the shares represented by the proxies may be voted for such other person or persons as may be determined by the holders of the proxies (unless a proxy contains instructions to the contrary). In no event will the proxy be voted for more than seven nominees. Directors will be elected by a favorable vote of a plurality of the shares of voting stock present and entitled to vote, in person or by proxy, at the annual meeting. Accordingly, abstentions or “broker non-votes” as to the election of directors will not affect the election of the candidates receiving the plurality of votes; however, under our Majority Vote Policy, if a nominee for director receives more “WITHHOLD AUTHORITY” votes than “FOR” votes, such nominee shall immediately tender his/her resignation. Unless instructed to the contrary in the proxy, the shares represented by the proxies will be voted “FOR” the election of the seven nominees named above as directors.

Nominees

Stephen P. Adik, age 64, director since November 1, 2004, is the retired Vice Chairman (2001-2003) of NiSource Inc. (NYSE: NI), an electric and natural gas production, transmission and distribution company; formerly Senior Executive Vice President and Chief Financial Officer (1998-2001), and Executive Vice President and Chief Financial Officer (1996-1998), of NiSource. Mr. Adik serves on the Boards of Beacon Power (NASDAQ: BCON), a designer and manufacturer of power conversion and sustainable energy storage systems for the distributed generation, renewable energy, and backup power markets; and the Chicago SouthShore and South Bend Railroad, a regional rail carrier serving northwest Indiana.

E. Linn Draper, Jr., age 65, director since November 1, 2004, is the retired Chairman, President and Chief Executive Officer of American Electric Power Company (NYSE: AEP), a public utility holding company (1992-2004), Mr. Draper serves on the Boards of Alliance Data Systems Corporation (NYSE: ADS), a provider of transaction services, credit services and marketing services; Alpha Natural Resources Inc. (NYSE: ANR), a coal producer; Temple-Inland Inc. (NYSE: TIN), a corrugated packing, forest products and financial services business; and TransCanada (NYSE: TRP) transporter and marketer of natural gas and generator of electric power in Canada and the United States.

Jon S. Fossel, age 65, director since November 1, 2004, is the retired Chairman, President and Chief Executive Officer of Oppenheimer Management Corporation, a mutual fund investment company (“Oppenheimer”) (1989-1996). Mr. Fossel serves as nonexecutive chairman of the Board of UnumProvident Corporation (NYSE: UNM), a disability and life insurance provider.

Michael J. Hanson, age 48, director since May 20, 2005; is President and Chief Executive Officer since May 20, 2005; formerly President since March 2005; Chief Operating Officer since August 2003; formerly President and Chief Executive Officer of NorthWestern’s utility operations (1998-2003). Prior to joining NorthWestern, Mr. Hanson was General Manager and Chief Executive of Northern States Power Company of South Dakota and North Dakota in Sioux Falls, S.D. (1994-1998). Mr. Hanson serves on the Board of a NorthWestern subsidiary.

Julia L. Johnson, age 44, director since November 1, 2004, is President of NetCommunications, LLC, a strategy consulting firm specializing in the energy, telecommunications and information technology public policy arenas, since 2000; formerly Sr. Vice President-Communications & Marketing for Military Commercial Technologies, Inc. (MILCOM). Ms. Johnson served as Commission Chairman (1997-1999) and Commissioner (1992-1997) for the Florida Public Service Commission. Ms. Johnson serves on the Boards of Allegheny Energy Inc. (NYSE: AYE), an electric utility holding company; and MasTec, Inc. (NYSE: MTZ), a leading end-to-end voice, video, data and energy infrastructure solution provider.

Philip L. Maslowe, age 60, director since November 1, 2004, was formerly Executive Vice President and Chief Financial Officer (1997-2002) of The Wackenhut Corporation, a security, staffing and privatized prisons corporation; formerly Executive Vice President and Chief Financial Officer (1993-1997) of Kindercare Learning Centers, a provider of learning programs for preschoolers. Mr. Maslowe serves on the Board of Delek US Holdings, Inc. (NYSE: DK), a diversified energy business focused on petroleum refining and supply and on retail marketing.

D. Louis Peoples, age 66, director since January 14, 2006, is President and Founder of Nyack Management Company, Inc., a nationwide general business consulting firm, since 2004; retired Chief Executive Officer and Vice Chairman of the Board of Orange and Rockland Utilities, Inc. (1994-1999). Mr. Peoples serves on the Boards of the Center for Clean Air Policy and the Nevada Area Council, Boy Scouts of America.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

THE ELECTION OF THESE SEVEN NOMINEES.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth certain information as of June 29, 2007, with respect to the beneficial ownership of shares of our common stock owned by stockholders holding more than 5% of our common stock, nominees for director, the Named Executive Officers, and by all of our directors and executive officers as a group. Except under special circumstances, our common stock is the only class of voting securities. Such information (other than with respect to our directors and executive officers) is based on a review of statements filed with the Security and Exchange Commission (“SEC”) pursuant to Sections 13(d), 13(f) and 13(g) of the Exchange Act.

	Amount and Nature of Beneficial Ownership(1)		Percent of
Name of Beneficial Owner	Shares of Common Stock Beneficially Owned		Common Stock
Lehman Brothers, Inc.	2,574,992		7.1%
399 Park Avenue 11th floor New York, NY 10022
Franklin Mutual Advisors, LLC	2,216,116	(2)	6.1%
100 John F. Kennedy Parkway Short Hills, NJ 07078
Angelo, Gordon & Co.	1,957,843		5.4%
245 Park Avenue 26th floor New York, NY 10167
Deutsche Bank Investment Management, Inc	1,774,833	(3)	5.0%
280 Park Avenue New York, NY 10017
Stephen P. Adik	17,357	(4)	*
E. Linn Draper, Jr.	28,100	(5)	*
Jon S. Fossel	14,500	(6)	*
Michael J. Hanson	61,381	(7)	*
Julia L. Johnson	21,752	(8)	*
Philip L. Maslowe	23,453	(9)	*
D. Louis Peoples.	13,896	(10)	*
Brian B. Bird	30,472	(11)	*
Thomas J. Knapp	13,672	(12)	*
David G. Gates	8,370	(13)	*
Gregory G. A. Trandem	9,378	(14)	*
All directors and executive officers	270,137		*

*	Less than 1%.
(1)

The number of shares noted are those beneficially owned, as determined under the rules of the SEC, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power and any shares which the person has the right to acquire within 60 days through the exercise of option, warrant or right.

(2)	Includes warrants to purchase 117,550 shares of our common stock.
(3)	Includes warrants to purchase 14,830 shares of our common stock.
(4)	Includes 9,857 deferred stock units and 7,500 shares of unvested restricted stock.
(5)	Includes 20,600 deferred stock units and 7,500 shares of unvested restricted stock.
(6)	Includes 7,500 shares of unvested restricted stock.
(7)	Includes 36,006 shares of unvested restricted stock.
(8)	Includes 14,252 deferred stock units and 7,500 shares of unvested restricted stock.
(9)	Includes 15,953 deferred stock units and 7,500 shares of unvested restricted stock.
(10)	Includes 3,395 deferred stock units and 7,500 shares of unvested restricted stock.
(11)	Includes 17,856 shares of unvested restricted stock.
(12)	Includes 10,889 shares of unvested restricted stock.
(13)	Includes 6,450 shares of unvested restricted stock.
(14)	Includes 8,502 shares of unvested restricted stock

CORPORATE GOVERNANCE

Our Board oversees the business of NorthWestern. It establishes overall policies and standards for us and reviews the performance of our management. In addition, our Board has established an Audit Committee, a Governance Committee, a Human Resources Committee and a Mergers and Acquisitions Committee, whose functions are briefly described below.

Our Board has adopted a policy, in which attendance and participation by directors is considered during the Board’s self-evaluation, in determining continued service on the Board. The Board held 24 regular and special meetings in 2006. Each current director attended more than 75 percent of the aggregate of the meetings of the Board and of each committee on which he/she served. At our last annual meeting of stockholders in August 2006, six of the seven directors then serving were in attendance at the meeting.

Executive sessions without management in attendance are provided for at each regularly scheduled Board meeting and are chaired by our non-executive Chairman of the Board.

Determination of Independence

A majority of NorthWestern’s directors are required to be independent in accordance with the criteria set forth in NASDAQ Marketplace Rule 4200(a)(15) and IM-4200. As a part of its independence assessment, the Board considers whether any non-employee director or member of his or her immediately family has a material relationship with the Company that would impair the director’s independence. The Board’s determination of independence is based upon a review of the questionnaires submitted by each director, the Company’s relevant business records, publicly available information and the applicable SEC and NASDAQ requirements.

Based on its review, the Board determined that Messrs. Adik, Draper, Fossel, Maslowe, Peoples and Ms. Johnson, being all of the non-employee directors, are independent as defined by the NASDAQ Marketplace Rules.

Director Majority Vote Policy

In August 2006, the Board adopted a Majority Vote Policy for the election of directors. The policy provides that, in an uncontested election, any nominee for director who receives a greater number of votes “WITHHELD AUTHORITY” from his or her election than votes “FOR” such election (a "Majority Withheld Vote") shall promptly tender his or her resignation following certification of the shareholder vote.

The Governance Committee shall promptly consider the resignation offer, and a range of possible responses based on the circumstances that led to the Majority Withheld Vote, if known, and make a recommendation to the Board. The Board will act on the Governance Committee’s recommendation within 90 days following certification of the shareholder vote. Thereafter, the Board will promptly disclose its decision-making process and decision regarding whether to accept the director’s resignation offer (or the reason(s) for rejecting the resignation offer, if applicable) in a Form 8-K furnished to the Securities and Exchange Commission.

Any director who tenders his or her resignation pursuant to this provision shall not participate in the Governance Committee recommendation or Board action regarding whether to accept the resignation offer. However, if each member of the Governance Committee received a Majority Withheld Vote at the same election, then the independent directors who did not receive a Majority Withheld Vote shall appoint a committee amongst themselves to consider the resignation offers and recommend to the Board whether to accept them. If the only directors who did not receive a Majority Withheld Vote in the same election constitute three or fewer directors, all directors may participate in the action regarding whether to accept the resignation offers.

Code of Conduct

Our Board adopted our revised Code of Business Conduct and Ethics (“Code of Conduct”) on January 26, 2005, and reviews it annually. Our Code of Conduct sets forth standards of conduct for all of our officers, directors and employees and our subsidiary companies, including all full- and part-time employees and certain persons that provide services on our behalf, such as agents. Our Code of Conduct is available on our Web site at http://www.northwesternenergy.com. We intend to post on our Web site any amendments to, or waivers from, our Code of Conduct. In addition, on August 26, 2003, our former Board adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, which provides for a complaint procedure that specifically applies to this code. This code of ethics along with the complaint procedures are also reviewed annually and are available on our Web site.

Committees of the Board

Audit Committee

Our Audit Committee provides oversight of (i) the financial reporting process, the system of internal controls and the audit process of NorthWestern, and (ii) our independent auditor. Our Audit Committee also recommends to the Board the appointment of our independent registered public accounting firm. As required by the Audit Committee Charter, each of the members of our Audit Committee is an independent director as defined by NASD Rule 4200(a)(15).

Our Audit Committee is composed of four nonemployee directors who are financially literate in financial and auditing matters and are “independent” as defined by the SEC. The members of the Audit Committee are Chairman Stephen P. Adik, Jon S. Fossel, Philip L. Maslowe and D. Louis Peoples. Audit Committee Chairman Adik has been identified as the Audit Committee’s financial expert, as defined in Item 401(h)(2) of Regulation S-K. Our Audit Committee held seven meetings during 2006.

Human Resources Committee

Our Human Resources Committee (“HR Committee”) sets general compensation policy for NorthWestern and has final approval power over compensation of our executive officers. The HR Committee also has final approval power over guidelines and criteria for officers’ bonuses and administers our incentive compensation and long-term equity plans. Our HR Committee is composed of not less than three nonemployee directors. Each of the members of our HR Committee is an independent director as defined by NASD Rule 4200(a)(15). The members of our HR Committee are Chairman Philip L. Maslowe, Stephen P. Adik and Julia L. Johnson. Our HR Committee held nine meetings during 2006.

Governance Committee

Our Governance Committee is responsible for identifying individuals to fill vacancies on our Board, recommending nominees to be voted upon at the annual meeting of stockholders, recommending to the Board appointees to serve on committees of our Board, and overseeing the development and implementation of our corporate governance policies and code of ethics for employees and the Board itself, including Board and committee self-evaluation. The Governance Committee is composed of not less than three nonemployee directors. Each of the members of the Governance Committee is an independent director as defined by NASD Rule 4200(a)(15). The members of our Governance Committee are Chairman

Jon S. Fossel, Julia L. Johnson and D. Louis Peoples. Our Governance Committee held seven meetings during 2006.

Our Governance Committee will consider nominees for directors properly recommended by stockholders. A stockholder who wishes to submit a candidate for consideration at the annual meeting of stockholders must notify our Corporate Secretary in writing not less than 90 days nor more than 120 days prior to the first anniversary date of the preceding year’s annual meeting. The stockholder’s written notice must include information about each proposed nominee, including name, age, business address, principal occupation, and other information required in proxy solicitations. The nomination notice must also include the nominating stockholder’s name and address, the number of shares of our common stock beneficially owned by the stockholder, and any arrangements or understandings between the nominee and the stockholder. The stockholder must also furnish a statement from the nominee indicating that the nominee wishes and is able to serve as a director.

The Governance Committee will evaluate each director candidate to determine whether such candidate should be recommended to the Board as a director nominee. In considering director candidates, the Governance Committee will take into account whether a candidate has skills, experience and background that add to and complement the range of skills, experience and background of existing directors, based on the following: integrity, accomplishments, business judgment, experience and education, commitment, representation of stockholders, industry knowledge, independence and financial literacy.

Mergers and Acquisitions Committee

Our Mergers and Acquisitions Committee, or M&A Committee, was appointed by our Board on March 17, 2006, to review and assess, and assist the Board in reviewing and assessing, potential acquisitions, strategic investments, divestitures and the sale of control of NorthWestern. The M&A Committee has the authority to take all actions on behalf of the Board as is set forth in its charter. The M&A Committee consists of not less than three nonemployee members of the Board. Each of the members of the M&A Committee is an independent director as defined by NASD Rule 4200(a)(15). The members of the M&A Committee are Chairman D. Louis Peoples, Stephen P. Adik and Philip L. Maslowe. Our M&A Committee held 12 meetings during 2006.

The Company maintains on its Web site, http://www.northwesternenergy.com, copies of the charters of each of the committees of the Board, as well as the Code of Conduct.

Communications with Our Board

Stockholders may send communications to our Board. Communications should be addressed to our Corporate Secretary at our principal offices at 125 S. Dakota Avenue, Sioux Falls, South Dakota 57104. The Corporate Secretary will forward directly to the Board any communications received.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely on information furnished to us and contained in reports filed with the SEC, as well as written representations that no other reports were required, NorthWestern believes that during 2006 all SEC filings of its directors and executive officers complied with the requirements of Section 16 of the Securities Exchange Act of 1934, as amended.

Transactions with Related Persons

The Audit Committee, in conjunction with the Vice President, General Counsel and Corporate Secretary, review and approve or ratify, when necessary, transactions involving related parties. Our executive officers and directors annually complete a questionnaire that includes questions about related party transactions. To the extent described in the questionnaire, these transactions are brought to the attention of the Audit Committee for review and approval or ratification. Because the questionnaire alerts those individuals to seek approval of related party transactions, we expect such transactions will be brought to our attention.

A review of the director and officer questionnaires revealed no material related party transactions during 2006.

COMPENSATION DISCUSSION AND ANALYSIS

General Philosophy

Our compensation philosophy is designed to provide a total compensation package to our executive officers that is competitive within the utility industry to enable us to attract, retain and motivate the appropriate talent for long-term success. We believe that total compensation should be reflective of individual performance, should vary with our performance in achieving financial and non-financial objectives, and that any long-term incentive compensation should be closely aligned with shareholder interests. Depending upon officer responsibilities, between 30% and 60% of total targeted compensation is provided through annual and long-term incentives that are based on performance measures that benefit our shareholders. Salary, annual cash incentive awards and long-term equity grants are consistent with our overall compensation philosophy and are determined through review of market data provided by third party executive compensation consultants and include industry surveys and evaluation of proxy data from other utility companies.

Targeted Overall Compensation

We engage Towers Perrin, an executive compensation consultant, to assist us in establishing competitive compensation levels. Towers Perrin analyzes published survey data from several sources, focusing on the energy and utility industry and using data regressed for our revenues for appropriate market comparison. The revenue-regressed data is the primary market reference for determining appropriate base pay and annual incentive targets. Towers Perrin also provides proxy data for the five most highly compensated executives from 20 publicly traded utility companies. The proxy data is used as a reference to confirm the validity of the revenue-regressed survey data and is considered a secondary source for evaluating executive compensation levels. For long-term incentive purposes, Towers Perrin analyzes expected values using the Towers Perrin Compensation DataBank, focusing on companies across industries and the energy services industry specifically with annual revenues less than $3 billion. This data is utilized by the Human Resources Committee (HR Committee) of our Board and management to determine an appropriate blend of base salary and annual and long-term incentives based on comparable positions in the industry. Following are the companies included in the proxy data review:

Publicly Traded Utility Companies
ALLETE Inc.	MDU Resources Group Inc.
Aquila Inc.	Otter Tail Corp.
Avista Corp.	PNM Resources Inc.
Black Hills Corp.	Puget Energy Inc.
CH Energy Group Inc.	Sierra Pacific Resources
Cleco Corp.	UIL Holdings Corp.
DPL Inc.	UniSource Energy Corp.
Duquesne Light Holdings Inc.	Vectren Corp.
El Paso Electric Co.	Westar Energy Inc.
IDACORP Inc.	WPS Resources Corp.

The components of total compensation for our executive officers are as follows:

•	Base salary
•	Annual cash incentive awards
•	Long-term equity grants
•	Retirement benefits
•	Perquisites and other benefits.

Base Salary -- Base salary is used to recognize experience, skills and knowledge that individuals bring to their roles. Salary levels, for all executive officers, including the CEO, are generally targeted within a range around the median of the regressed survey data provided by Towers Perrin, with adjustments based on individual performance and internal equity considerations. NorthWestern has established five officer market ranges for internal equity valuations. Positions are assigned to a market range by the CEO with consideration for additional roles the officer may have that are not typical of the market, how those roles relate to other officer roles within NorthWestern, and the individual characteristics that the officer brings to the organization, such as experience and educational background.

Annual Cash Incentive Awards -- Annual cash incentive awards reflect the performance of NorthWestern, using both financial and non-financial measures, and the individual performance of the employee. Overall target metrics are reviewed and approved annually by the HR Committee, based on a review of data provided by our compensation consultants, various benchmarks and organizational goals. The HR Committee reviews data submitted by management as to company performance against each of the targets and determines the final funding amount for each metric. The HR Committee may use discretion in adjusting the final funding amounts from actual performance due to specific facts and circumstances.

Each employee, including the CEO and executive officers, is assigned a performance rating based on individual performance against established goals for the year. Individual target incentive opportunities are expressed as a percentage of base salary in accordance with market data provided by Towers Perrin. To determine individual payouts, the achieved funding percentage is multiplied by the individual's target incentive opportunity, and then by a multiple based on the individual's performance for the year. This formula provides for individual payouts ranging from 85 to130 percent of the individual’s target incentive opportunity. Total annual cash incentive distributions cannot exceed the plan funding for the year.

The incentive metrics and targets established for 2006 include both financial and operational measures. The financial measures are targeted at budgeted operating income and cash flow from operations. The operational measures are targeted indices or averages for safety, reliability and customer satisfaction. The following table shows the associated weighting and final funding percentage for 2006 for each of the incentive metrics:

Incentive Metric	Weight	Final Discretionary Funding (1)

Operating Income	35%	26.2%
Cash Flow from Operations	20%	19.1%
Safety	15%	—
Reliability	15%	—
Customer Satisfaction	15%	—
		45.3%

(1)    The HR Committee reviewed 2006 performance against plan targets and made discretionary adjustments to fund at 45.3%. The impact on current operating income of the Ammondson verdict, BBI transaction related costs and certain litigation costs were considered in determining these adjustments. In addition, the HR Committee considered the previous items noted and the year over year timing impact of certain transactions on cash flow from operations.

Long-term Equity Grants -- Equity grants are a key element of our total compensation package for executive officers. In November 2004, pursuant to the bankruptcy court’s confirmation order, restricted stock awards were granted to our executive officers and certain other management employees under the NorthWestern Corporation 2004 Special Recognition Grant Restricted Stock Plan (2004 Plan). These grants were awarded at emergence from bankruptcy to provide an immediate stake in the reorganized NorthWestern and linkage to shareholder interests. The grants under the 2004 Plan are subject to a Board established service-based vesting schedule over a period of four years.

In March 2005, the Board established the NorthWestern Corporation 2005 Long-Term Incentive

Plan (2005 LTIP), an equity-based plan, which provides for grants of stock options, share appreciation rights, restricted and unrestricted share awards, deferred share units and performance awards. There was a total of 700,000 shares designated for use under the 2005 LTIP, and all employees are eligible to receive grants.

We have elected to provide all long-term incentive awards for employees in the form of restricted stock.

Retirement Benefits -- Retirement benefits are offered to all employees through tax-qualified plans, including company-funded pension plans and 401(k) defined contribution plan. Executive officers, including the CEO, participate in these plans, and the terms governing the retirement benefits under these plans are the same as those available for other employees. These plans do not involve any guaranteed minimum returns or above-market returns; the investment returns are dependent upon actual investment results.

Perquisites and Other Benefits -- The primary perquisites included in compensation for executive officers are vehicle allowances or personal use of company-provided vehicles, subject to eligibility and terms that apply to all employees as defined by policy. Our healthcare, insurance, and other welfare and employee-benefit programs are the same for all eligible employees, including the CEO and executive officers. We share the cost of health and welfare benefits with our employees, which is dependent on the benefits coverage option that each employee elects.

Description of the Human Resources Committee and Responsibilities

The HR Committee performs functions similar to that of a compensation committee. The HR Committee has overall responsibility to nominate persons to serve as executive officers and to review and recommend annual and long-term compensation plans and awards for the members of the Board and for the executive officers. HR Committee recommendations are subject to approval by the Board. The HR Committee also reviews and recommends to the Board any welfare benefit and retirement plans for officers and employees. The HR Committee Charter is available on the Company's Web site at http://www.northwesternenergy.com. The HR Committee met nine times during 2006.

The HR Committee conducts an annual performance assessment of the CEO and recommends for Board approval total compensation for the CEO. The HR Committee has authorized the CEO to establish total compensation for the remaining executive officers subject to HR Committee review. The HR Committee recommends Board approval of restricted stock grants for all equity-based compensation.

Human Resources Committee Interlocks and Insider Participation

The HR Committee is composed of Chairman Philip L. Maslowe, Stephen P. Adik and Julia L. Johnson. Each is an independent member as defined by NASD rule 4200(a)(15). None of the persons who served as members of our HR Committee during 2006 are officers or employees or former employees of NorthWestern or any of our subsidiaries. In addition, no executive officer of NorthWestern or any of its subsidiaries served as a member of the Board or compensation committee of any other entity.

HUMAN RESOURCES COMMITTEE REPORT

The HR Committee reviewed and discussed the Compensation Discussion and Analysis with management. Based on this review and discussion, the HR Committee recommended to the Board that the Compensation Discussion and Analysis be included in NorthWestern's Proxy Statement.

Human Resources Committee

Philip L. Maslowe, Chairman

Stephen P. Adik

Julia L. Johnson

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

We are required to disclose compensation earned during 2006 for our Chief Executive Officer, Chief Financial Officer, and each of the three most highly compensated persons who were executive officers as of December 31, 2006. In addition, we are required to disclose compensation for up to two additional individuals that we would have provided information on if not for the fact that they no longer were serving as an executive officer at the end of fiscal 2006. Collectively, these officers are referred to in Named Executive Officers (“NEOs”).

Summary Compensation Table

The following table sets forth the compensation earned during 2006 for services in all capacities by the NEOs:

	Salary	Bonus ($)	Stock Awards ($) (1)	Option Awards	Non-Equity Incentive Plan Compensation ($) (2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (3)	All Other Compen- sation ($) (4)	Total ($)
Michael J. Hanson President & Chief Executive Officer	$494,231	$—	$175,625	$—	$169,014	$10,901	$46,972	$896,743
Brian B. Bird Vice President and Chief Financial Officer	287,500	—	96,505	—	69,537	10,722	32,646	496,910
Thomas J. Knapp Vice President, General Counsel & Corporate Secretary	254,808	—	39,216	—	48,978	11,131	41,384	395,517
Gregory G. A. Trandem Vice President – Administrative Services	199,588	—	31,205	—	36,240	10,327	34,874	312,234
David G. Gates Vice President – Wholesale Operations	189,712	—	24,266	—	30,283	32,765	41,045	318,071

(1)

These values reflect the 2006 compensation expense recognized for restricted stock awards under the 2004 Plan and 2005 LTIP and are calculated utilizing the provisions of SFAS No. 123R, Share-Based Payments.

(2)	These amounts reflect cash incentive awards as previously described. These awards are earned during the year reflected, and paid in the following fiscal year.
(3)	These amounts are attributable to an increase in the value of each NEO’s defined benefit pension. We do not provide any nonqualified deferred compensation arrangements to officers.
(4)

All Other Compensation includes employer contributions, as applicable, for medical, dental, vision, employee assistance plan, group term life, and 401(k), which are generally available to all employees on a nondiscriminatory basis. Also included are car allowances or personal use of a company vehicle, which totaled $13,920 for Mr. Hanson; $3,000 for Mr. Bird; $9,300 for Mr. Knapp; $0 for Mr. Trandem; and $8,300 for Mr. Gates. Mr. Gates’ amount also includes $9,440 received under a paid time off sell back program, which is available to all employees.

Non-equity Incentive Plan Compensation includes amounts earned under the NorthWestern Energy 2006 Employee Incentive Plan. The HR Committee reviewed 2006 performance against plan targets and made discretionary adjustments to fund at 45.3%. In determining the discretionary adjustments, the HR Committee considered the impact of the Ammondson verdict, BBI related transaction costs and certain litigation costs on operating income. In addition, the HR Committee considered the previous items noted and the year over year timing impact of certain transactions on cash flow from operations. Officer awards varied from funded level based on guidelines applicable to all employees to reflect individual performance, as noted in the Compensation Discussion and Analysis.

Grants of Plan-Based Awards

	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Thres-hold	Target	Max-imum	Thres-hold	Target	Max-imum
Michael J. Hanson	11/6/2006	—	—	—	—	—	—	—	28,862	—	$999,202
Brian B. Bird	11/6/2006	—	—	—	—	—	—	—	13,568	—	$469,724
Thomas J. Knapp	11/6/2006	—	—	—	—	—	—	—	9,829	—	$340,280
Gregory G. A. Trandem	11/6/2006	—	—	—	—	—	—	—	7,628	—	$264,081
David G. Gates	11/6/2006	—	—	—	—	—	—	—	5,740	—	$198,719

Pursuant to the terms of the Merger Agreement with BBI, which provides that all of the shares available under the 2005 LTIP may be awarded before completion of the transaction, the Board approved granting in November the remaining shares available under the 2005 LTIP in the form of restricted stock. The awards granted to directors, executive officers and certain other employees were based on the survey data provided by Towers Perrin, which was used to establish long-term incentive targets (expressed as a percentage of base salary). The resulting value was converted to a number of shares using a share price of $37 based on the expected value that would be realized upon successful completion of the BBI transaction. The Board established a service-based vesting schedule over a period of five years for these awards as noted below; however, the 2005 LTIP provides for accelerated vesting and cash settlement in the event of a change in control. These awards vest as follows:

•	One-ninth on November 1, 2007;
•	Two-ninths on November 1, 2008;
•	Three-ninths on November 1, 2009;
•	Two-ninths on November 1, 2010; and
•	One-ninth on November 1, 2011.

EQUITY COMPENSATION

Outstanding Equity Awards at Fiscal Year-End

This table contains information regarding outstanding equity-based awards, including the potential dollar amounts realizable with respect to each award, and requires separate disclosure of option exercise prices and expiration dates for each award, as applicable.

		Option Awards					Stock Awards
	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Michael J. Hanson	11/6/06 11/1/04	—	—	—	—	—	28,862 7,144	1,021,138 252,755	—	—
Brian B. Bird	11/6/06 11/1/04	—	—	—	—	—	13,568 4,288	480,036 151,709	—	—
Thomas J. Knapp	11/6/06 11/1/04	—	—	—	—	—	9,829 1,060	347,750 37,503	—	—
Gregory G. A. Trandem	11/6/06 11/1/04	—	—	—	—	—	7,628 874	269,879 30,922	—	—
David G. Gates	11/6/06 11/1/04	—	—	—	—	—	5,740 710	203,081 25,120	—	—

The vesting schedule for the 2006 grants is noted above. The vesting schedule for awards granted under the 2004 Plan is as follows: 50% on November 1, 2004; 10% on November 1, 2005; 20% on November 1, 2006; and 20% on November 1, 2007. The market value is as of December 31, 2006, and was determined utilizing the closing stock price. Dividends are not paid on any unvested shares under either plan.

Option Exercises and Stock Vests

This table shows the dollar amounts realized pursuant to the vesting or exercise of equity-based awards during the last fiscal year.

	Option Awards		Stock Awards
	Number of Shares Acquired On Exercise	Value Realized On Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Michael J. Hanson	—	$—	7,144	$252,969
Brian B. Bird	—	—	4,288	151,838
Thomas J. Knapp	—	—	1,060	37,535
Gregory G. A. Trandem	—	—	874	30,948
David G. Gates	—	—	710	25,141

Shares vested during 2006 represent restricted shares granted on November 1, 2004 under the 2004 Plan. The value realized is determined by the fair market value of our common stock on the date of vesting. This value is taxable compensation to the NEOs on the date vested pursuant to Internal Revenue Code (“Code”) Section 83(a).

POST EMPLOYMENT COMPENSATION

Pension Benefits

	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit	Payment During Last Fiscal Year
Michael J. Hanson	NorthWestern Pension Plan	8.58	$ 92,378	$—
Brian B. Bird	NorthWestern Pension Plan	3.08	33,481	—
Thomas J. Knapp	NorthWestern Pension Plan	3.84	41,227	—
Gregory G. A. Trandem	NorthWestern Pension Plan	7.42	62,730	—
David G. Gates	NorthWestern Energy Pension Plan	28.00	462,625	—

We have two defined benefit retirement plans, one applicable to our Montana employees and one applicable to our South Dakota and Nebraska employees. Mr. Hanson, Mr. Bird, Mr. Knapp and Mr. Trandem are participants in the retirement plan applicable to South Dakota and Nebraska employees. Mr. Gates participates in the Montana plan.

Under the cash balance formula of the South Dakota and Nebraska plan, a participant's account grows based upon (1) contributions by NorthWestern made once per year, and (2) annual interest credits based on the average Federal 30-year Treasury Bill rate for November of the preceding year. Contribution rates range from 3% to 7.5% (3% for all new employees) for compensation below the taxable wage base and are doubled for compensation above the taxable wage base. Upon termination of employment, an employee, or if deceased, his or her beneficiary, may elect to receive a lump sum equal to the cash balance in the account, a monthly annuity if age 55 or greater, or defer receiving benefits until they are required to take a minimum distribution.

Under the defined benefit retirement plan applicable to Montana employees, a participant's account grows based upon (1) contributions by NorthWestern made once per year, and (2) interest credits at the rate of 6% per year. Contribution rates range from 3% to 12% for compensation below the taxable wage base and from 1.5% to 6% for compensation above one half of the taxable wage base. Upon termination of employment, an employee who is at least 50 years of age with 5 years of service may begin receiving a monthly annuity or defer receiving benefits until they are required to take a minimum distribution.

To be eligible for these retirement plans, an employee must be 21 years of age and have worked at least one year for NorthWestern, working at least 1,000 hours in that year. Non-employee directors are not eligible to participate. The present value of accumulated benefits was calculated by Mercer Human Resources Consulting, the administrator for our pension plans, using participant data provided by us.

Termination or Change In Control Arrangements

Severance Agreements

Each of our NEOs are participants in our 2006 Officer Severance Plan (Officer Plan). The Officer Plan was reviewed by the HR Committee with recommendations from advisors and approved by the Board. The Officer Plan provides for the payment of severance benefits in the event an officer is involuntarily terminated without “cause.” “Cause” generally is defined in the Officer Plan as (i) any form of illegal conduct or gross misconduct that results in substantial damage to NorthWestern, (ii) failure to comply with our Code of Conduct, (iii) willful failure to perform duties or (iv) willful and continued conduct injurious to us. For this purpose, involuntary termination does not include a termination resulting from a participant’s death or disability. The severance benefits payable under the Officer Plan include:

(i) a lump-sum cash payment equal to 1 times annual base pay, (ii) a pro-rata short-term incentive bonus, (iii) reimbursement of COBRA premiums paid by the participant during the 12-month period following the participant’s termination date, and (iv) $12,000 of outplacement services during the 12-month period following the participant’s termination date.

The Officer Plan also provides for change of control severance benefits in the event an eligible officer is terminated within 18 months after a change of control of NorthWestern. Change of control is generally defined in the Officer Plan as (i) an acquisition of more than 50% of the combined voting power of our securities, (ii) a change in the majority of our Board in any 12-month period, (iii) a merger, or (iv)  the sale or disposition of all or substantially all of our assets. Under the change of control provisions, severance benefits are payable in the event an eligible officer is involuntarily terminated by us without cause or in the event of a voluntary termination by the participant with "good reason," within 18 months after a change of control. "Good reason" is generally defined in the Officer Plan as (i) a reduction in annual compensation in excess of 15% or $10,000, whichever is greater, (ii) relocation of more than 50 miles, (iii) the failure to provide an equivalent or better position with the successor organization or (iv) the failure to obtain satisfactory agreement from the successor to assume and agree to perform the Officer Plan. The change of control benefits include: (i) a lump-sum cash payment equal to 2 times Compensation to the Chief Executive Officer and Chief Financial Officer and 1.5 times Compensation to all other eligible officers (where Compensation is defined under Section 1.7 of the Officer Plan as annual base salary plus target annual short-term incentive pay), (ii) a pro-rata short-term incentive bonus, (iii) reimbursement of COBRA premiums paid by the participant during the 18-month period following the participant's termination date, and (iv) $12,000 in outplacement services during the 12-month period following the participant's termination date.

In the event any benefits payable under the Officer Plan result in an excess parachute payment under section 280G of the Internal Revenue Code of 1986, as amended, such change of control severance benefits is limited to the greater of: (i) the largest amount which may be paid without any portion of such amount being subject to excise tax imposed by Code Section 4999, or (ii) the change of control benefits payable under the Officer Plan without regard to such limitation, less any excise tax imposed under Code Section 4999.

The following table shows the amount of potential cash severance payable to our NEOs including the amount that each executive officer would be entitled to be reimbursed for outplacement expenses and reimbursement of costs for continuing coverage and other benefits under our group health, dental and life insurance plans to each executive officer. The Officer Plan does not provide tax gross up payments. Severance benefits are not provided for terminations with cause. The amounts are based on an assumed termination date of December 31, 2006.

	Amount of Potential Severance Benefit	Amount of Potential Change in Control Benefit
Michael J. Hanson	$878,800	$2,087,200
Brian B. Bird (1)	460,800	1,045,200
Thomas J. Knapp	385,800	674,700
Gregory G. A. Trandem	308,800	537,200
David G. Gates	286,650	490,825

(1)

Mr. Bird also has equity protection for his residence should he be terminated within a year of a change in control event. This benefit provides that if the selling price of his residence after termination is less than the purchase price, he would be entitled to receive a cash payment for the difference. We have not reflected a value for this benefit.

Nonqualified Deferred Compensation

We do not provide any nonqualified defined contribution or other deferred compensation plans.

Employment Agreements

No member of our Board or management has entered into an employment agreement with our subsidiaries or us.

DIRECTOR COMPENSATION

The following table sets forth the compensation earned by our nonemployee directors for service on our Board during 2006. Employee directors are not compensated for service on the Board.

	Fees Earned Or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards	Non-Equity Incentive Plan Compensation ($) (2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compen- sation ($)	Total ($)
E. Linn Draper, Jr., Chairman	$—	$299,836	$—	$61,866	$—	$—	$361,702
Stephen P. Adik	127,500	113,171	—	35,573	—	—	276,244
Jon S. Fossel	106,000	81,991	—	—	—	—	187,991
Julia L. Johnson	—	205,171	—	49,074	—	—	254,245
Philip L. Maslowe	—	238,671	—	53,345	—	—	292,016
D. Louis Peoples	148,808	114,091	—	—	—	—	262,899

(1)

These values reflect the compensation expense recognized for restricted stock awards and are calculated utilizing the provisions of SFAS No. 123R, Share-Based Payments. In addition, for those directors who defer their compensation as described below, the meeting fee or retainer, as applicable, is the value utilized to determine the amount of deferred compensation.

(2)	These amounts reflect the earnings on compensation deferred, which is tied to changes in the market value of our common stock.

Compensation to our nonemployee directors consists of an annual cash retainer, an annual unrestricted stock award, an annual cash retainer for the chair of each committee of the Board, and meeting attendance fees. Our Chairman of the Board received an annual cash retainer of $100,000 and an annual stock award of 3,000 shares. The other non-employee Board members received an annual cash retainer of $25,000 and an annual stock award of 2,000 shares of our common stock. In addition, Mr. Peoples received a stock award of 1,000 shares of our common stock upon beginning service on the Board in January 2006. Annual cash retainers for the chairs of committees of the Board are as follows: Audit Committee - $8,000; Governance Committee - $6,000; Human Resources Committee - $6,000; and Mergers & Acquisitions Committee - $8,000. Meeting fees were $2,500 for each Board and committee meeting attended, with the exception of the Chairman of the Board, who does not receive meeting fees. Due to the significant Board meeting activity that occurred during 2006 associated with our strategic review process and substantial litigation activity, the Chairman of the Board was granted an additional 2,500 shares on November 1, 2006 to be issued on January 2, 2007, which is reflected in the Stock Awards column as the compensation was earned and recognized during 2006. In addition, each director was awarded 7,500 shares in November 2006 under the 2005 LTIP. These shares vest over the same period as those granted to the NEOs as discussed above.

Nonemployee directors may elect to defer up to 100% of any qualified cash or equity-based compensation that would be otherwise payable to him or her, subject to compliance with NorthWestern's 2005 Deferred Compensation Plan for Nonemployee Directors and Section 409A of the Internal Revenue Code. The deferred compensation may be invested in deferred stock units (DSUs) or designated investment funds. Based on the election of the nonemployee director, following separation from service on the Board, other than on account of death, he or she shall receive a distribution equal to one share of common stock for each deferred stock unit either in a lump sum or in approximately equal installments over a designated number years (not to exceed 10 years). The value of the deferred compensation is adjusted based on increases or decreases in our common stock market value, which is included in the Non-Equity Incentive Plan Compensation column. Mr. Adik, Mr. Draper, Ms. Johnson and Mr. Maslowe elected to defer all or a portion of their 2006 director compensation into DSUs of our common stock.

Each member must retain at least one times his or her annual Board and committee chair retainer(s) in common stock or deferred stock units.

NorthWestern also reimburses nonemployee directors for the cost of participation in certain continuing education programs and travel costs to meetings.

AUDIT COMMITTEE REPORT

The following report is submitted on behalf of the Audit Committee of the Board. The purpose of the Audit Committee is to assist the Board in its general oversight of NorthWestern related to: (i) the accounting and financial reporting processes; (ii) the audits and integrity of the financial statements; (iii) compliance with legal and regulatory requirements; (iv) the independent auditor’s qualifications and independence; and (v) the performance of the internal audit function and independent auditors. We operate pursuant to a charter that was last amended in February 2007, a copy of which is available on NorthWestern’s website at http://www.northwesternenergy.com.

In the performance of the Audit Committee’s oversight function, and in connection with the December 31, 2006, financial statements, the Audit Committee reviewed and discussed the audited financial statements with management, discussed with Deloitte & Touche LLP, or Deloitte, our independent registered public accounting firm, the matters required by Statement on Auditing Standards No. 61, as amended, and SEC Rule 2-07 of Regulation S-X, and received and discussed with the auditor the matters required by Independence Standards Board Statement No. 1 and considered the compatibility of nonaudit services with the auditor’s independence.

Based on its review of the consolidated financial statements and discussions with and representations from management and Deloitte referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in NorthWestern Energy’s Form 10-K for the year ended December 31, 2006 filed with the SEC.

Audit Committee

Stephen P. Adik, Chairman

Jon S. Fossel

Philip L. Maslowe

D. Louis Peoples

PROPOSAL 2

RATIFICATION OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

Our Board has selected Deloitte & Touche LLP as our independent registered public accounting firm to audit our financial statements for the year ending December 31, 2007, and recommends that stockholders vote for ratification of such appointment. Although action by stockholders is not required by law, the Board has determined that it is desirable to request approval of this selection by the stockholders. Notwithstanding the selection, the Board, in its discretion, may direct the appointment of a new independent registered public accounting firm at any time during the year if the Board feels that such a change would be in the best interest of the Company and its stockholders. In the event of a negative vote on ratification, the Board will reconsider its selection.

Representatives of Deloitte will be present at the annual meeting and will be given the opportunity to make a statement if they so desire and to respond to appropriate questions. The following table is a summary of the fees billed to us by Deloitte for professional services for the fiscal years ended December 31, 2006 and December 31, 2005:

Fee Category	Fiscal 2006 Fees	Fiscal 2005 Fees
Audit fees	$1,755,000	$1,825,000
Audit-related fees	93,500	124,000
Tax fees	834,000	1,226,000
All other fees	—	—
Total fees	$2,682,500	$3,175,000

Audit Fees

Audit fees consist of fees billed for professional services rendered for the audit of our financial statements, internal control over financial reporting and review of the interim financial statements included in quarterly reports and services that are normally provided by Deloitte in connection with statutory and regulatory filings or engagements.

Audit-related Fees

Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” These services include employee benefit plan audits, attest services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards.

Tax Fees

Tax fees consist of fees billed for professional services for tax compliance of $0.3 million and $0.2 million for the years ended December 31, 2006 and 2005, respectively, and tax consulting of $0.5 million and $1.0 million for the years ended December 31, 2006 and 2005, respectively. These services include assistance regarding federal and state tax compliance, tax audit defense and bankruptcy tax planning.

All Other Fees

All other fees consist of fees for products and services other than the services reported above. In fiscal 2006 and 2005, there were no other fees.

Preapproval Policies and Procedures

Pursuant to the provisions of the Audit Committee Charter, before Deloitte is engaged to render audit or nonaudit services, the Audit Committee must preapprove such engagement. In 2006, the Audit Committee approved all such services undertaken by Deloitte before engagement for such services.

The affirmative vote of the holders of a majority in voting power of the shares of our common stock which are present in person or represented by proxy and entitled to vote thereon is required to ratify the selection of Deloitte. Accordingly, “broker non-votes” will not affect the outcome of the vote on the proposal, although abstentions will have the same effect as a vote against the proposal. Unless instructed to the contrary in the proxy, the shares represented by the proxies will be voted “FOR” the proposal to ratify the selection of Deloitte to serve as the independent registered public accounting firm for NorthWestern for the fiscal year ending December 31, 2006.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

THE RATIFICATION OF DELOITTE & TOUCHE LLP

AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

STOCKHOLDER PROPOSALS

If the merger is completed, we will no longer be a publicly held company and there will be no public participation in any future meetings of our stockholders. However, if the merger is not completed, our stockholders will continue to be entitled to attend and participate in our stockholders’ meetings.

Our bylaws provide that in order for a stockholder to nominate a candidate for election as a director at an annual meeting of stockholders or propose business for consideration at such meeting, written notice containing the information required by the bylaws generally must be delivered to our Corporate Secretary at 125 S. Dakota Avenue, South Dakota 57104, not later than the 90th day, and not earlier than the 120th day, prior to the first anniversary date of the preceding year’s annual meeting. Accordingly, if the merger is not completed, stockholder proposals intended to be presented in our proxy materials for the 2007 annual meeting must be received by our Corporate Secretary on or after April 10, 2008, and prior to May 10, 2008, and must satisfy the requirements of our bylaws and the proxy rules promulgated by the SEC.

If the merger is not completed and you wish to make a proposal at the next annual meeting without including the proposal in our proxy statement, you must notify us by March 8, 2008, and must satisfy the requirements of our bylaws. If you fail to give notice by this date, then the persons named as proxies in the proxies we solicit for the next annual meeting will have discretionary authority to vote on the proposal.

OTHER MATTERS

Other Business at the 2007 Annual Meeting – Discretionary Voting Authority

Management is not aware of any matter to be brought before the annual meeting, other than the matters described in the Notice of Annual Meeting accompanying this proxy statement. The persons named in the form of proxy solicited by our Board will vote all proxies, which have been properly executed, and if any matters not set forth in the Notice of Annual Meeting are properly brought before the meeting, such persons will vote thereon in accordance with their best judgment.

Multiple Stockholders Sharing the Same Address

In accordance with notices we previously sent to “street name” stockholders who share a single address, we are sending only one Annual Report and Form 10-K, Form 10-Q and Proxy Statement to that address unless we received contrary instructions from any stockholders at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if any stockholder residing at such an address wishes to receive a separate Annual Report or Proxy Statement in the future, he or she may contact our Corporate Secretary. If you are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting our Corporate Secretary Thomas J. Knapp, NorthWestern Corporation, 125 S. Dakota Avenue, Sioux Falls, South Dakota 57104.

Where You Can Find Additional Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, proxy statements or other information that we file with the SEC at the following location of the SEC:

Public Reference Room

100 F Street, N.E.

Room 1580

Washington, D.C. 20549

Please call the SEC at (800) SEC-0330 for further information on the public reference room. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. Our public filings are also available to the public from document retrieval services and the Internet Web site maintained by the SEC at www.sec.gov.

Reports, proxy statements or other information concerning us may also be inspected at the offices of the NASDAQ National Market at:

One Liberty Plaza

165 Broadway

New York, NY 10006

Assistance

If you need assistance in completing your proxy card or have questions regarding our annual meeting, please contact:

Dan Rausch Director – Investor Relations (605) 978-2902	or	Tammy Lydic Assistant Corporate Secretary (605) 978-2913

Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of reports, proxy statements or other information concerning us, without charge, by written or telephonic request directed to us at NorthWestern Corporation, 125 S. Dakota Avenue, Sioux Falls, South Dakota 57104, Attention: Investor Relations. If you would like to request documents, please do so by July 25, 2007, in order to receive them before the annual meeting.

No persons have been authorized to give any information or to make any representations other than those contained in this proxy statement and, if given or made, such information or representations must not be relied upon as having been authorized by us or any other person. This proxy statement is dated July 9, 2007. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to stockholders shall not create any implication to the contrary.

ANNUAL MEETING GUIDELINES

In the interest of an orderly and constructive meeting, the following guidelines will apply to NorthWestern’s annual meeting:

•

The annual meeting is open only to our stockholders and our invited guests. Stockholders attending the annual meeting should present an admittance ticket or evidence of NorthWestern Corporation (NASDAQ: NWEC) stock ownership to gain entrance. You may be asked to provide photo identification, such as a driver’s license, in order to gain admittance to the annual meeting.

•

The business of the meeting will follow as set forth in the agenda, which you will receive at the meeting entrance. If you wish to change your vote or have not voted, ballots will be distributed to you to cast your votes.

•	Stockholder questions and comments related to our business will be addressed only during the question and answer portion of the agenda at the end of the annual meeting.
•

Stockholders will be recognized on a rotation basis, and their questions or remarks must be relevant to the meeting, pertinent to matters properly before the meeting, and briefly stated with a time limit of three minutes.

•

Although personal grievances, claims and political statements are not appropriate subjects for the annual meeting, you may submit in writing any of these to an usher or company representative, and we will respond in writing.

•

The use of cameras or sound recording equipment is prohibited, except by those employed by the company to provide a record of the proceedings. The use of cell phones and other personal communication devices also is prohibited during the annual meeting.

•	No firearms or weapons will be allowed in the meeting room.
•	No banners or signs will be allowed in the meeting room.
•	We reserve the right to inspect all items entering the meeting room. Handbags, briefcases and packages may be inspected.

IMPORTANT: PLEASE VOTE YOUR SHARES PROMPTLY